EXHIBIT EX 10(F)

THIRD AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
OF BRADLEY B. BUECHLER

     This Third Amendment to the Amended and Restated Employment Agreement of Bradley B. Buechler is enterd into as of the 1st day of July, 1996, by and between SPARTECH CORPORATION, a Deleware Corporation ("Employer") and BRADLEY
B. BUECHLER ("Employee").

     WITNESSETH:

     WHERAS, Employer and Employee desire to amend the Restated Agreement as provided herein;

     NOW, THEREFORE, for and in consideration of the mututal premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree that the Restated Agreement is hereby amended as follows:

     1. Compensation. The first sentence of subparagraph (a) of Section 2 of the Restated Agreement is amended to read in its entirety as follows:
            "(a) Subject to annual review (without obligation to increase) for cost of living and/or merit and other increases at the Board's discretion, Employer agrees to compensate Employee at a fixed rate of $360,000 annually ("Base Salary"), such Base Salary to be paid in equal weekly installments."

     2. Reaffirmation of Restated Agreement. Except to the extent amended by the preceding paragraphs, the Restated Agreement, as previously amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Restated Agreement on the day and year first above written.

SPARTECH CORPORATION

By: /s/David B. Mueller                /s/Bradley B. Buechler
                                       Bradley B. Buechler
"Employer"                             "Employee"



EXHIBIT 10(G)

THIRD AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
OF DAVID B. MUELLER

     This Third Amendment to the Amended and Restated Employment Agreement of David B. Mueller is entered into as of the 1st day of July, 1996, by and between SPARTECH CORPORATION, a Deleware Corporation ("Employer") and David B. Mueller ("Employee").

     WITNESSETH:

     WHEREAS, Employer and Employee are parties to an Amended and Restated Employment Agreement dated as of the 1st day of July , 1992, as amended on the 8th day of March, 1993 and the 1st day of July, 1995 (the "Restated Agreement");

     WHEREAS, Employer and Employee desire to amend the Restated Agreement as provided herein;

     NOW, THERFORE, for and in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree that the Restated Agreement is hereby amended as follows:

     1. Employment and Duties of Employee. The first paragraph of Section 1 of the Restated Agreement is amended to read in its entirety as follows:

     Employer employs Employee to act in a senior executive capacity as Executive Vice President and Chief Operating Officer and Secretary of Employer and in all aspects of its business, as and when requested, and at such times and places as Employer shall reasonably request, except that (a) Employee shall not be assigned duties or responsibilities which are inconsistent with his position and status as Executive Vice President and Chief Operating Officer, and (b) Employee shall not be required to temporarily or permanently to relocate his residence.

     2. Compensation. The first sentence of subparagraph (a) of Section 2 of the Restated Agreement is amended to read in its entirety as follows:
              "(a) Subject to annual review (without obligation to increase) for cost of living and/or merit and other increases at the Board's discretion, Employer agrees to compensate Employee at a fixed rate of $230,000 annually ("Base Salary"), such Base Salary to be paid in equal weekly installments."

     3.  Bonuses.
              "(a) Commencing with the Employer's fiscal year ending October 31, 1995, Employee shall receive an annual bonus equal to 0.60% of Employer's earnings before interest and income taxes as reported in Employer's audited financial statements for each year that this Agreement is in effect, adjusted, however, to exclude profit or loss on extraordinary or nonrecurring items and unusual items (such as sale of a significant amount of assets or securities other than in the ordinary course of business operations, one-time employee separation costs, and significant litigation costs or recoveries) ("Adjusted EBIT"), such determination to be made by Employer's auditors based on generally accepted accounting principles; provided, however, no such bonuses will be paid with respect to any fiscal year in which Employer's adjusted EBIT is less than 66 2/3% of the Company's Adjusted EBIT in its immediately preceding fiscal year."

              "(b) Each fiscal year, commencing with the Company's fiscal year ending October 31, 1995, and installment equal to 40% of the estimated bonus for such year to be approved by the Compensation Committee of Employer's Board of Directors shall be paid to Employee in August, and the balance, if any, of such bonus shall be paid soon as practicable upon completion of Employer's audited financial statements such fiscal year."

              "(c) Should this Agreement terminate prior to the close of fiscal year of employer, Employee shall be entitled to a bonus with respect to such fiscal year (in addition to such other amounts to which he may be entitled on termination under other provisions of this Agreement) equal to the bonus he would have earned had this Agreement been in effect for the entire fiscal year multiplied by a fraction, the numerator of which shall be the number of days in such fiscal year prior to termination of this Agreement, and the denominator of which shall be 365."

     4. Reaffirmation of Restated Agreement. Except to the extent amended by the preceding paragraphs, the Restated Agreement, as previously amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Restated Agreement on the day and year first above written.

SPARTECH CORPORATION

By:/s/Bradley B. Buechler                  /s/David B. Mueller
                                           David B. Mueller
"Employer"                                 "Employee"